Exhibit 99.3

DYNEGY INC.

OFFER TO EXCHANGE

UP TO $500,000,000 5.875% SENIOR NOTES DUE 2023

(CUSIP 26817R AB4)

AND THE RELATED SUBSIDIARY GUARANTEES

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FOR ANY AND ALL OF ITS

5.875% SENIOR NOTES DUE 2023

AND RELATED SUBSIDIARY GUARANTEES

(CUSIPS: 26817R AA6 AND U2676Q AA6)

PURSUANT TO THE PROSPECTUS DATED                                , 20

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON               ,        20  ,         UNLESS EXTENDED BY THE COMPANY (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE VALIDLY WITHDRAWN PRIOR TO THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED.

To:    Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Dynegy Inc. (the “Company”) is offering to exchange up to $500,000,000 in aggregate principal amount of its new 5.875% Senior Notes due 2023 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 5.875% Senior Notes due 2023 (the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus, dated                    , 20     (the “Prospectus”) and the enclosed Letter of Transmittal (the “Letter of Transmittal”). The Exchange Offer is being made to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of May 20, 2013, by and among the Company, the guarantors referred to therein and Morgan Stanley & Co. LLC and Credit Suisse (USA) LLC, as representatives of certain initial purchasers.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.                                      Prospectus dated                         , 20  ;

2.                                      The Letter of Transmittal for your use and for the information of your clients;

3.                                      A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

4.                                      Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

5.                                      Return envelopes addressed to Wilmington Trust, National Association, the Exchange Agent for the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2013, UNLESS EXTENDED OR EARLIER TERMINATED BY THE COMPANY. IF THE COMPANY EXTENDS THE EXCHANGE OFFER, THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. OLD NOTES VALIDLY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message (as defined in the Letter of Transmittal) in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

Any inquiries you may have with respect to the procedure for validly tendering Old Notes pursuant to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

DYNEGY INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures